Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N

                                 FOUNTAIN PLACE                AUSTIN, TEXAS
                          1445 ROSS AVENUE, SUITE 3200        (512) 499-3800
                               DALLAS, TEXAS 75202
                                                              HOUSTON, TEXAS
                                 (214) 855-4500               (713) 951-3300
                            TELECOPIER (214) 855-4300
                                                         LOS ANGELES, CALIFORNIA
WRITER'S DIRECT DIAL NUMBER                                   (310) 820-8800
      L. Steven Leshin
       (214) 855-4364                                      SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

                                January 13, 1998


Securities and Exchange Commission
450 Fifth Street, N. W.
Judiciary Plaza
Washington, D.C.



     Re:  VTEL Corporation - Registration Statement on Form S-3
          (File No. 333-35161)

Gentlemen:

     Pursuant to Regulation S-T, enclosed for filing on behalf of VTEL Corporation is a First Prospectus Supplement relating to the Prospectus contained in above-referenced Registration Statement, which filing is made in accordance with the Commission's Rule 424(b)(3).

                                             Sincerely,


                                             /s/ Steven Leshin
                                             -----------------------------------
                                             L. Steven Leshin


cc:      Rodney S. Bond (w/encl.)
         J. David Washburn (w/encl.)


CORPDAL:96676.1 22768-00001